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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
------------------------------------------------------------------------------------------------------------------------------------

                                                          Three Months Ended                               Nine Months Ended
                                                     -------------------------------------------------------------------------------
                                                        July 28,      July 29,                            July 28,   July 29,
                                                          2002          2001                                2002       2001
                                                          ----          ----                                ----       ----


BASIC

Net income (loss) available
     for common shareholders                         $ (1,457,000)  $(1,295,000)                     $  768,000      $ (4,668,000)
                                                     ============   ===========                      ==========      ============
Weighted average number
     of common shares outstanding                       5,874,000     5,865,000                       5,874,000         5,863,000
                                                     ============   ===========                      ==========      ============

Basic earnings (loss) per common share               $      (0.25)  $     (0.22)                     $     0.13      $      (0.80)
                                                     ============   ===========                      ==========      ============



DILUTED:

Net income (loss) available
        for common shareholders                      $ (1,457,000) $ (1,295,000)                     $  768,000      $ (4,668,000)
                                                     ============   ===========                      ==========      ============
Weighted average number
        of common shares outstanding                    5,874,000     5,865,000                       5,874,000         5,863,000

Dilutive effect of stock options                                -             -                               -                 -
                                                     ------------   -----------                      ----------      ------------
Weighted average number
        of common shares outstanding                    5,874,000     5,865,000                       5,874,000         5,863,000


Diluted earnings (loss) per common share             $     (0.25)   $     (0.22)                     $     0.13      $      (0.80)
                                                     ============   ===========                      ==========      ============
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